Exhibit 10.01

MSC INDUSTRIAL DIRECT CO., INC.

2005 OMNIBUS INCENTIVE PLAN

As adopted January 3, 2006 and amended through January 13, 2014

1.     ESTABLISHMENT AND PURPOSE.

        The MSC Industrial Direct Co., Inc. 2005 Omnibus Incentive Plan (the “Plan”) is established by MSC Industrial Direct Co., Inc., a New York corporation (the “ Company “), to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve short and long-term Company goals; and further align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of November 23, 2005, subject to approval by the Company’s stockholders within 12 months after such adoption date. No Awards that are settled in Stock shall be granted hereunder prior to the approval of the Plan by the Company’s stockholders. Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date 10 years after the Effective Date. The Plan shall terminate on January 3, 2016 or such earlier time as the Board may determine.

        Certain terms used herein are defined as set forth in Section 10.

2.     ADMINISTRATION; ELIGIBILITY.

        The Plan shall be administered by the Compensation Committee, or such other Committee, appointed by the Board consisting of three (3) or more members of the Board all of whom are intended to be “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder and “outside directors” within the contemplation of Section 162(m) of the Code; provided, however, that, if at any time no Compensation Committee or other Committee has been appointed or is eligible to act in the circumstances, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals. As used herein, the term “Administrator” means the Board, the Compensation Committee or any of the Board’s other Committees as shall be administering the Plan. A majority of the members of the Compensation Committee, such other Committee or the Board, as applicable, shall constitute a quorum, and all determinations shall be made by a majority of the members thereof.

        The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Subject to Section 409A of the Code, awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a

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business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.

        Among other things, the Administrator shall have the authority, subject to the terms of the Plan:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted;
(b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards, Cash Awards or any combination thereof are to be granted hereunder;
(c) to determine the number of shares of Stock to be covered by each Award granted hereunder that is not a Cash Award;
(d) to approve forms of agreement for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any performance condition, any vesting acceleration or waiver of forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);

(f) subject to Section 9(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Stock Options;

(g) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred;
(h) to determine the Fair Market Value; and
(i) to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 6.

        The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

        Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

        Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the

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grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

        No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.

3.     STOCK SUBJECT TO PLAN.

        Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 6,200,000 shares.

        To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, lapses without exercise, is canceled or otherwise terminated (including as a result of shares not being earned), or the shares of Stock are not delivered because the Award is settled in cash or, in the cases of Stock Awards, are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan with respect to, and shall be available for, future grants of Awards.  Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares of Stock authorized for grant under this Section 3 and will not be available for future grants of Awards: (i) shares tendered by a Participant or withheld by the Company in payment of the exercise price of a Stock Option; (ii) shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Stock Option; (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares purchased on the open market with the cash proceeds from the exercise of Stock Options.

        Subject to adjustment as provided in this Section 3, the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights and Stock Awards, in the aggregate, granted to any one Participant during any calendar year shall be 400,000 shares.

        In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company stockholders, other than a normal or special cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which the Company is the surviving corporation, or any other corporate transaction or other event involving the Company and having an effect similar to any of the foregoing, the Administrator shall make such substitution or adjustments in the (a) number and kind of shares that may be delivered under the Plan, (b) additional maximums imposed in the immediately preceding paragraph, (c) number and kind of shares or other property, including cash, subject to outstanding Awards, (d) exercise price of outstanding Stock Options and Stock Appreciation Rights and (e) other characteristics or terms of the Awards, as necessary or appropriate to equitably reflect such corporate transaction or other event and to prevent dilution or enlargement of Participants’ rights under the Plan; provided, however, that the number of shares subject to any Award shall always be a whole number; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

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        In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided herein and/or in the discretion of the Administrator, each Stock Option, to the extent not theretofore exercised, shall terminate forthwith.

        Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3 to the extent that such adjustment would violate Section 409A of the Code.

4.     STOCK OPTIONS.

        Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        The Administrator shall have the authority to grant any Eligible Individual Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

        Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines, subject to FASB Statement 123(R)(now codified as FASB Accounting Standards Codification (ASC) Topic 718 – Stock Compensation) and guidance thereunder.

        Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

        To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiaries within the meaning of Section 424(f) of the Code) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

        Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

(a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator at the time of grant; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or in the case of an Incentive Stock Option granted to an

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individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share on the date the Stock Option is granted.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator at the time of grant, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

(c) Vesting. Except as otherwise provided in the applicable option agreement, an Optionee may not exercise a Stock Option during the period commencing on the date of the grant of such Stock Option to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise provided in the applicable option agreement, an Optionee may (i) during the period commencing on the first anniversary of the date of the grant of a Stock Option to him or her and ending on the day immediately preceding the second anniversary of such date, exercise such Stock Option with respect to one-fourth of the shares granted thereby; (ii) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise such Stock Option with respect to one-half of the shares granted thereby; (iii) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise such Stock Option with respect to three-fourths of the shares granted thereby and (iv) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the Stock Option expires pursuant to the terms of the Plan, exercise such Stock Option with respect to all of the shares granted thereby. Notwithstanding the foregoing, except as otherwise determined by the Administrator in connection with the termination of employment of an Optionee, no Stock Option shall be fully vested prior to the third anniversary of the date of grant of such Stock Option, provided that Stock Options granted to non-employee directors of the Company may be fully vested by the second anniversary of the date of grant of such Stock Option.

(d) Exercisability. Except as otherwise provided herein, Stock Options shall be subject to such terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations, if any, as shall be determined by the Administrator. If any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option. Notwithstanding the foregoing, except as otherwise determined by the Administrator in connection with the termination of employment of an Optionee, no Stock Option shall be fully exercisable prior to the third anniversary of the date of grant of such Stock Option, provided that Stock Options granted to non-employee Directors of the Company may be fully exercisable by the second anniversary of the date of grant of such Stock Option.

(e) Method of Exercise. Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

The option price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of mature shares of unrestricted Stock already owned by the Optionee, based on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of mature Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) unless otherwise prohibited by law for either the Company or the Optionee, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from

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such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Administrator.

No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. Upon exercise of a Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.

(f) Transferability of Stock Options. Except as otherwise provided in the applicable option agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “ Optionee “ include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(f)  or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

(g) Termination by Death. If an Optionee’s employment or provision of services terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability. If an Optionee’s employment or provision of services terminates by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee for a period of one year from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination by Reason of Retirement. If an Optionee’s employment or provision of services terminates by reason of Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee for a period of one year from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j) Involuntary Termination Without Cause.  If an Optionee’s employment or provision of services terminates involuntarily without Cause, and for reasons other than death, Disability or Retirement, any Stock Option held by such

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Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of 30 days from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.

(k) Involuntary Termination for Cause. If an Optionee’s employment or provision of services terminates involuntarily for Cause vesting of all outstanding Stock Options held by such Optionee shall thereupon terminate and all Stock Options held by such Optionee shall thereupon terminate.

(l) Other Termination. If an Optionee’s employment or provision of services is terminated by the Optionee for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of 30 days from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.

(m) Exception to Termination. If the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, such transfer shall not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.

(n) Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a termination described in subsection (g), (h), (i), (j) or (l) above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.

5.     STOCK APPRECIATION RIGHTS.

        Stock Appreciation Rights may be granted under the Plan on a stand-alone basis only. The Administrator shall have the authority to grant Stock Appreciation Rights to any Eligible Individual. Except as otherwise provided herein, a Stock Appreciation Right shall terminate and no longer be exercisable as determined by the Administrator.

        Stock Appreciation Rights shall be evidenced by stock appreciation right agreements, each in a form approved by the Administrator. The grant of a Stock Appreciation Right shall occur as of the date the Administrator determines, subject to FASB Statement 123(R) (now codified as FASB Accounting Standards Codification (ASC) Topic 718 – Stock Compensation) and guidance thereunder.

        A Stock Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 5 .

        Stock Appreciation Rights shall be subject to such terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as shall be determined by the Administrator, including the following:

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(a) Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be fixed by the Administrator at the time of grant.

(b) Vesting. Except as otherwise provided in the applicable stock appreciation right agreement, a Participant may not exercise a Stock Appreciation Right during the period commencing on the date of the grant of such Stock Appreciation Right to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise provided in the applicable stock appreciation right agreement, a Participant may (i) during the period commencing on the first anniversary of the date of the grant of a Stock Appreciation Right and ending on the day immediately preceding the second anniversary of such date, exercise the Stock Appreciation Right with respect to one-fifth of the shares to which the Stock Appreciation Right applies, (ii) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise the Stock Appreciation Right with respect to two-fifths of the shares to which the Stock Appreciation Right applies, (iii) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise the Stock Appreciation Right with respect to three-fifths of the shares to which the Stock Appreciation Right applies; (iv) during the period commencing on the fourth anniversary of the date of such grant and ending on the day immediately preceding the fifth anniversary of such date, exercise the Stock Appreciation Right with respect to four-fifths of the shares to which the Stock Appreciation Right applies; and (v) during the period commencing on the fifth anniversary of such date and ending at the time the Stock Appreciation Right expires pursuant to the terms of the Plan, exercise the Stock Appreciation Right with respect to all the shares to which the Stock Appreciation Right applies. Notwithstanding the foregoing, no Stock Appreciation Right shall be fully vested prior to the third anniversary of the date of grant of such Stock Appreciation Right, provided that Stock Appreciation Rights granted to non-employee directors of the Company may be fully vested by the second anniversary of the date of grant of such Stock Appreciation Right.

(c) Exercisability. Notwithstanding Section 5(a), the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Appreciation Right. Notwithstanding the foregoing, no Stock Appreciation Right shall be fully exercisable prior to the third anniversary of the date of grant of such Stock Appreciation Right, provided that Stock Appreciation Rights granted to non-employee Directors of the Company may be fully exercisable prior to the second anniversary of the date of grant of such Stock Appreciation Right.

(d) Method of Exercise. Subject to the provisions of this Section 5, Stock Appreciation Rights may be exercised, in whole or in part, at such time or times during the exercisability as determined by the Administrator by giving written notice of exercise to the Company specifying the number of shares with respect to which the Stock Appreciation Right is being exercised.

(e) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in shares of Stock, which in the aggregate are equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the Fair Market Value of one share of Stock on the date of grant, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

(f) A Stock Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons permitted in accordance with Section 4(f) .

(g) Termination by Death. If a Participant’s employment or provision of services terminates by reason of death, any Stock Appreciation Right held by such Participant may thereafter be exercised for a period of one year from the date of

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such death or until the expiration of the stated exercisability period of such Stock Appreciation Right, whichever period is shorter.

(h) Termination by Reason of Disability. If a Participant’s employment or provision of services terminates by reason of Disability, any Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant for a period of one year from the date of such termination of employment or provision of services or until the expiration of the exercisability period of such Stock Appreciation Right, whichever period is shorter.

(i) Termination by Reason of Retirement. If a Participant’s employment or provision of services terminates by reason of Retirement, any Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant for a period of one year from the date of such termination of employment or provision of services or until the expiration of the exercisability period of such Stock Appreciation Right, whichever period is shorter.

(j) Involuntary Termination Without Cause. If a Participant’s employment or provision of services terminates involuntarily without Cause, and for reasons other than death, Disability or Retirement, any Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of 30 days from the date of such termination of employment or provision of services or until the expiration of the exercisability period of such Stock Appreciation Right, whichever period is shorter, and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.

(k) Termination for Cause. If a Participant’s employment or provision of services terminates involuntarily for Cause vesting of all outstanding Stock Appreciation Rights held by such Participant shall thereupon terminate and all Stock Appreciation Rights held by such Participant shall thereupon terminate.

(l) Other Termination. If a Participant’s employment or provision of services is terminated by the Participant for any reason other than death, Disability or Retirement, any Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of 30 days from the date of such termination of employment or provision of services or until the expiration of the exercisability period of such Stock Appreciation Right, whichever period is shorter, and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.

(m) Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a termination described in subsection (g), (h), (i), (j) or (l) above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.

6.     STOCK AWARDS OTHER THAN OPTIONS.

        Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Subject to the provisions of this Section 6,  Stock Awards may be issued which vest in one or more installments over the Participant’s period of employment and/or other service to the Company and/or upon the attainment of specified performance objectives, and/or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals and/or service requirements established by the Administrator. Notwithstanding the foregoing and except as otherwise provided in

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any applicable Award agreement or other agreement approved by the Committee, the restrictions on any Stock Award shall not terminate with respect to all shares subject thereto prior to the third anniversary of the date of grant of such Stock Award, provided that restrictions on any Stock Awards granted to non-employee directors of the Company may terminate as to all the shares subject thereto by the second anniversary of the date of grant of such Stock Award.

        Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

        A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:

(a) cash or cash equivalents;

(b) past services rendered to the Company or any Affiliate; or

(c) future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).

        A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “ Restricted Stock Units  .” Except as provided in the applicable restricted stock agreement or restricted stock unit agreement, the restrictions on any Stock Award shall terminate as follows: (a) as to one-half of the restricted shares granted thereby, on the third anniversary of the date of grant of such Stock Award; (b) as to an additional one-fourth of the restricted shares granted thereby, on the fourth anniversary of the date of grant of such Restricted Stock; and (c) as to an additional one-fourth of the restricted shares granted thereby, on the fifth anniversary of the date of grant of such Restricted Stock. A Participant, at his or her option, will be entitled to make the election permitted under section 83(b) of the Code, to include in gross income in the taxable year in which the Restricted Stock are transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code, or he or she may elect to include in gross income the Fair Market Value of the Restricted Stock as of the date or date on which such restrictions lapse. Notwithstanding the foregoing, the Administrator shall adopt, from time to time, such rules with respect to the return of executed Restricted Stock Agreements as it deems appropriate and failure by a Participant to comply with such rules shall, without limitation, terminate the grant of such Restricted Stock to such Participant and/or cause the forfeiture of any Restricted Stock as to which restrictions have not yet lapsed.

Any Participant selected by the Administrator may be granted dividends or dividend equivalents based on the dividends declared on shares of Stock that are subject to any Stock Award, to be credited as of dividend payment dates, during the period between the date the Stock Award is granted and the date the Stock Award is exercised, vests, or expires, as determined by the Administrator.  Such dividends or dividend equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

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7.     PERFORMANCE AWARDS.

(a) Performance Conditions and Cash Awards. The right of a Participant to exercise or receive a grant or settlement of any Stock Appreciation Right, Stock Option or Stock Award, and its timing, may be subject to performance conditions specified by the Administrator at the time of grant (except as provided in this Section 7). In addition, the Administrator may grant to Eligible Individuals Cash Awards, based on the achievement of specified performance conditions for annual periods or such other time periods as determined by the Administrator, in such amounts and upon such terms as the Administrator shall specify at the time of grant consistent with this Section 7. The maximum aggregate dollar amount paid in respect of Cash Awards to any one Participant in respect of a performance period of one fiscal year or less shall not exceed $4,000,000 in any fiscal year, and the maximum aggregate dollar amount paid in respect of Cash Awards to any one Participant in respect of a performance period longer than one fiscal year shall not exceed $4,000,000 in any fiscal year. The Administrator may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees. If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(b)

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goals must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall exclusively be used by the Administrator in establishing performance goals for such Performance Awards: (a) attainment of the Company’s Key Operating Metrics, (b) attainment of the Company’s Key Business Initiatives, (c)  total stockholder return; (d) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index; (e) net income; (f) pre-tax earnings; (g) EBIT; (h) EBITDA; (i) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (j) operating margin; (k) earnings per share; (l) return on equity; (m) return on capital; (n) return on investment; (o) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (p) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (q) working capital; (r) net capital provided by operating activities less expenditures for property, plant and equipment; (s) total revenues; (t) free cash flow; and (u) a percentage of incremental revenue dollars converted into operating income (“read through”).

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(iii) Except as limited by Section 162(m) of the Code, the Administrator may adjust such criteria targets to mitigate the effect of unbudgeted or unplanned events not foreseen at the time the targets were established, such as (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

(iv) Performance Period: Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(v) Payment or Settlement of Performance Awards; Other Terms. Payment of Cash Awards shall be made in cash and settlement of other Performance Awards may be in cash or Stock, or other Awards, or other property, in the discretion of the Administrator.  The time of payment or settlement of Cash Awards or other Performance Awards subject to Section 409A of the Code shall be specified by the Administrator in accordance with the requirements of Section 409A of the Code.  The Administrator may, in its discretion, reduce the amount of a payment or other settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 7(b). Subject to the requirements of Sections 162(m) and 409A of the Code, the Administrator shall specify other terms relating to Performance Awards, including the circumstances in which such Performance Awards shall be forfeited or paid in the event of a termination of employment.

8.     CHANGE IN CONTROL PROVISIONS.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary and except as otherwise provided in any applicable Award agreement or other agreement approved by the Committee, in the event of a Change in Control:

(i) Subject to Section 8(a)(iv) hereof, the vesting and exercisability of any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then vested and exercisable shall become fully vested and exercisable;

(ii) Subject to Section 8(a)(iv) hereof, any restrictions applicable to any outstanding Stock Awards shall lapse and the Stock relating to such Awards shall become free of all restrictions and fully vested and transferable;

(iii) Subject to Section 8(a)(iv) and8(a)(v) hereof, all outstanding repurchase rights of the Company with respect to any outstanding Awards may, in the discretion of the Administrator, terminate;

(iv) Outstanding Stock Options, Stock Appreciation Rights and other Stock Awards shall be subject to any agreement of merger or reorganization that effects such Change in Control, if such agreement provides for:

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(A) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(B) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(C) The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

(D) Subject to Section 409A of the Code, settlement of each share of Stock subject to an outstanding Award for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled; and

(v) In the absence of any agreement of merger or reorganization (if applicable) which addresses the effects of such Change in Control and subject to Section 409A of the Code, each share of Stock subject to an outstanding Stock Option, Stock Appreciate Right and Stock Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

(b) Definition of Change in Control.

(i) For purposes of the Plan, a “Change in Control” shall occur or be deemed to have occurred only if any of the following events occur:

(A) A change in the ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a “Group” (as defined under Section 409A of the Code), other than Mitchell Jacobson or Marjorie Gershwind or a member of the Jacobson or Gershwind families or any trust established principally for members of the Jacobson or Gershwind families or an executor, administrator or personal representative of an estate of a member of the Jacobson or Gershwind families and/or their respective affiliates, acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.

(B) A change in the effective control of the Company. A change in the effective control of the Company occurs on the date that:

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(I)

any one person, or more than one person acting as a Group, other than Mitchell Jacobson or Marjorie Gershwind or a member of the Jacobson or Gershwind families or any trust established principally for members of the Jacobson or Gershwind families or an executor, administrator or personal representative of an estate of a member of the Jacobson or Gershwind families and/or their respective affiliates, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company; or

(II)

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that, if one person, or more than one person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company.

(C) A change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined in Section 8(b)(ii) ) equal to or more than 80% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(I)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(II)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(III)	a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(IV)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 8(b)(i)(C)(III) .

(ii) For purposes of Section 8(b)(i)(C), “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iii) For purposes of Section 8(b), stock ownership is determined under Section 409A of the Code.

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(c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the highest of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed, as applicable, during the 60-day period prior to and including the date of a Change in Control, (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction, and (iii) the Fair Market Value of a share of Stock upon the Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board. The Participant shall receive the same form of consideration as holders of common stock, subject to the same restrictions and limitations and indemnification obligations as the holders of common stock and will execute any and all documents required by the Administrator to evidence the same.

9.     MISCELLANEOUS.

(a) Amendment; Prohibition on Repricing. The Board may at any time terminate, amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate under applicable law or regulation, (ii) made to permit the Company or an Affiliate a deduction under the Code, or (iii) made to avoid the violation of Section 409A of the Code. No such amendment or alteration shall be made without the approval of a majority vote of the Company’s shareholders, present in person or by proxy at any special or annual meeting of the shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed.  Further, other than adjustments made pursuant to Section 3, without the approval of a majority vote of the Company’s shareholders, present in person or by proxy at any special or annual meeting of the shareholders, the Company may not (X) amend the terms of outstanding Stock Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Stock Options or Stock Appreciation Rights; (Y) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights; or (Z) cancel outstanding Stock Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities.

Except as limited by Section 162(m) of the Code in respect of Awards intended to qualify as “performance-based compensation,”  the Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but except as provided in Section 3 hereof no such amendment shall adversely affect the rights of a Participant without the Participant’s consent.

(b) Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(c) General Provisions.

(i) Unless the shares to be issued in connection with an Award are registered prior to the issuance thereof under the Securities Act of 1933, as amended, the Administrator may require each person purchasing or receiving

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shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares for his or her own account as an investment without a view to or for sale in connection with, the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(iii) The adoption of the Plan shall not confer upon any employee, director, associate, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

(iv) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

(v) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid. In the event of the death of a Participant, a condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.

(vi) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Stock covered hereby unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share shall be fully paid and non-assessable.

(vii) The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, or issue bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, or take any other corporate act or proceeding whether of a similar character or otherwise.

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(viii) If any payment or right accruing to a Participant under this Plan (without the application of this Section 9(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“ Total Payments “) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 9(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

(ix) To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(x) The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi) If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii) This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(xiii) This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

(xiv) In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award.

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(xv) None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.

(xvi) This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of New York (other than its law respecting choice of law).

10.   DEFINITIONS.

        For purposes of this Plan, the following terms are defined as set forth below:

(a)	“Affiliate” means a corporation or other entity controlled by the Company and designated by the Administrator as such.

(b)	“Award” means a Stock Appreciation Right, Stock Option, Stock Award or Cash Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cash Award” means an award granted under Section 7 which is denominated and payable in cash based on the achievement of specified performance conditions.

(e)

“Cause” means (i) the commission by the Participant of any act or omission that would constitute a felony or any crime of moral turpitude under Federal law or the law of the state or foreign law in which such action occurred, (ii) dishonesty, disloyalty, fraud, embezzlement, theft, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of fiduciary or other material duty to the Company and/or a Subsidiary; or (iii) continued reporting to work or working under the influence of alcohol, an illegal drug, an intoxicant or a controlled substance which renders Participant incapable of performing his or her material duties to the satisfaction of the Company and/or its Subsidiaries. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term “ Cause “ (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)	“Commission” means the Securities and Exchange Commission or any successor agency.

(h)

“Committee” means a committee of Directors appointed by the Board to administer this Plan. Insofar as the Committee is responsible for granting Awards to Participants hereunder, it shall consist solely of two or more

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directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3, an “outside director” under Section 162(m) of the Code, an “independent director” as defined by the Sarbanes-Oxley Act of 2002, and “independent” as defined by the rules of any stock exchange or market on which the Stock is listed.

(i)	“Covered Employee” means a person who is a “covered employee” within the meaning of Section 162(m) of the Code.

(j)	“Director” means a member of the Company’s Board.

(k)

“Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate; provided  , however , that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “ Disability “ (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(l)	“Effective Date” means January 3, 2006.

(m)

“Eligible Individual” means any officer, employee, associate or director of the Company or a Subsidiary or Affiliate, or any consultant or advisor providing services to the Company or a Subsidiary or Affiliate, or employees of a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, who hold options with respect to the stock of such corporation which the Company has agreed to assume.  Only executive officers of the Company shall be eligible to receive Cash Awards.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)

“Fair Market Value” means, as of any given date, the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value per share on any date shall be the closing sales price per share of the Stock on the New York Stock Exchange (or the principal stock exchange or market on which the Stock is then traded) on the business day preceding the date as of which such value is being determined or the last previous day on which a sale was reported if no sale of the Stock was reported on such date on such Exchange on such business day.

(p)

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or

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sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests ( provided  the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

(q)	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s)	“Optionee” means a person who holds a Stock Option.

(t)	“Participant” means a person granted an Award.

(u)	“Performance Award” means a right, granted to a Participant under Section 7, to receive Awards based upon performance criteria specified by the Administrator.

(v)

“Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom an Option has been transferred with the permission of the Administrator or by operation of law; provided that  only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(w)	“Retirement” means termination of employment or provision of services without Cause, death or Disability on or after age 65 with 5 years of service.

(x)	“Stock” means the Class A common stock, par value $0.001 per share, of the Company.

(y)	“Stock Appreciation Right” means a right granted under Section 5.

(z)	“Stock Award” means an Award, other than a Stock Option or Stock Appreciation Right, made in Stock or denominated in shares of Stock.

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(aa)	“Stock Option” means an option granted under Section 4.

(bb)	“Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

(cc)

“Ten Percent Holder” means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

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